Exhibit 1.1

CONSTITUTION OF VINFAST UPON COMPLETION OF THE BUSINESS COMBINATION

POST-CLOSING COMPANY CONSTITUTION

THE COMPANIES ACT 1967

PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

of

VINFAST AUTO LTD.

INTERPRETATION

1.  In this Constitution, the words standing in the first column of the table below shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context:

Interpretation

‘Act’	The Companies Act 1967.

‘Alternate Director’	An Alternate Director appointed pursuant to regulation 124.

‘Auditors’	The auditors for the time being of the Company.

‘capital’	Share capital.

‘Company’	VINFAST AUTO LTD. by whatever name from time to time called.

‘Constitution’	This constitution, as may be amended from time to time.

‘Designated Stock Exchange’	The NASDAQ Stock Market or at any time, in the case of the shares, if they are not at the time listed and traded on the NASDAQ Stock Market, the principal stock exchange or securities market on which the shares are then listed or quoted or dealt in.
‘Director’	Includes any person acting as a director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

‘Directors’ or ‘Board’	The Directors for the time being of the Company as a body or a quorum of the Directors present at a meeting of the Directors.

‘dividend’	Includes bonus.

‘Member’, ‘holder of any share’ or ‘shareholder’	Any registered holder of shares for the time being, save that references in this Constitution to a ‘Member’ shall, where the Act requires, exclude the Company where it is a member by reason of its holding shares as treasury shares, and references in this Constitution to a ‘holder of any share’ or ‘shareholder’ shall, except where otherwise expressly provided in this Constitution, exclude the Company in relation to shares held by it as treasury shares.

‘month’	Calendar month.

‘Office’	The Registered Office for the time being of the Company.

‘Paid up’	Includes credited as paid up.

‘Register of Members’	The Register of Members of the Company.

‘regulation’	A regulation of this Constitution, as altered or added to from time to time and any reference to a regulation by number is a reference to the regulation of that number in this Constitution.

‘Seal’	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

‘Secretary’	The secretary or secretaries for the time being of the Company and shall include any person appointed by the Directors to perform the duties of secretary and where two or more persons are appointed to act as joint secretaries, or where one or more deputy or assistant secretaries are appointed, shall include any one of those persons.

‘Singapore’	The Republic of Singapore.

‘shares’	Shares in the capital of the Company.

‘Statutes’	The Act and every other legislation for the time being in force concerning companies and affecting the Company.

‘year’	Calendar year.

‘S$’	The lawful currency of Singapore.

(a)   The expressions ‘current address’, ‘electronic communications’, ‘financial statements’, ‘relevant intermediary’ and ‘treasury shares’ shall have the meanings ascribed to them respectively in the Act.

(b)   Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to written or produced by any substitute for writing or partly one and partly another and shall include (except where otherwise expressly specified in this Constitution or the context otherwise requires, and subject to any limitations, conditions or restrictions contained in the Statutes) any representation or reproduction of words, symbols or other information which may be displayed in a visible form, whether in a physical document or in an electronic communication or form or otherwise howsoever.

(c) Words denoting the singular shall include the plural and vice versa. Words denoting the masculine gender only shall include the feminine gender. Words denoting persons shall include corporations.

(d)   The expression ‘clear days’ notice’ shall, for the purposes of calculating the number of days necessary before a notice is served or deemed to be served, be exclusive of the day on which the notice is served or deemed to be served and of the day for which the notice is given.

(e) Save as aforesaid, any word or expression used in the Act and the Interpretation Act 1965 shall, if not inconsistent with the subject or context, bear the same meaning in this Constitution.

(f) The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution.

(g) Any reference in this Constitution to any enactment is a reference to that enactment as for the time being amended or re-enacted.

(h) A Special Resolution shall be effective for any purposes for which an Ordinary Resolution is expressed to be required under any provision of this Constitution.

NAME

2. The name of the Company is VINFAST AUTO LTD.	Name

LIABILITY OF MEMBERS

3. The liability of the Members is limited.	Liability of Members

BUSINESS

4.   (1)     Subject to the provisions of the Act (and where applicable, the rules and regulations of the Designated Stock Exchange) and any other written law and this Constitution, the Company has:

(a)   full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)   for these purposes, full rights, powers and privileges.

(2)   Subject to the provisions of the Act, any branch or kind of business which by this Constitution is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

Business or activity

PUBLIC COMPANY

5. The Company is a public company.	Public Company

REGISTERED OFFICE

6. The Office shall be at such place in Singapore as the Directors shall from time to time determine.	Place of Office

SHARES

7. (1) The rights attaching to shares of a class other than ordinary shares shall be expressed in this Constitution.	Shares of a class other than ordinary shares

(2) The Company may issue shares for which no consideration is payable to it.	Issue of shares for no consideration

8.   Subject to the Statutes and this Constitution, no shares may be issued by the Directors without the prior approval of the Company in general meeting but subject thereto, and to any special rights attached to any shares for the time being issued, the Directors may allot and issue shares or grant options over or otherwise deal with or dispose of the same to such persons on such terms and conditions and for such consideration (if any) and at such time and subject or not to the payment of any part of the amount (if any) thereof in cash as the Directors may think fit. Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special, limited or conditional rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, or which do not confer voting rights, as the Company may from time to time by Ordinary Resolution, or, if required by the Statutes, by Special Resolution determine (or, in the absence of any such determination, but subject to the Statutes, as the Directors may determine) and subject to the provisions of the Statutes, the Company may issue preference shares which are, or at the option of the Company are, liable to be redeemed, the terms and manner of redemption being determined by the Directors.

Issue of shares

9.   Notwithstanding anything in this Constitution, a treasury share shall be subject to such rights and restrictions as may be prescribed in the Act and may be dealt with by the Company in such manner as may be permitted by, and in accordance with, the Act. For the avoidance of doubt, save as expressly permitted by the Act, the Company shall not be entitled to any rights of a Member under this Constitution.

Treasury shares

10.  (1)    Preference shares may be issued subject to such limitation thereof as may be prescribed by law (and where applicable, the rules and regulations of the Designated Stock Exchange). Preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports, balance sheets and financial statements and attending general meetings of the Company. Preference shareholders shall also have the right to vote at any meeting convened for the purpose of reducing the capital or winding up or sanctioning a sale of the undertaking of the Company or where the proposal to be submitted to the meeting directly affects their rights and privileges or when the dividend on the preference shares is more than six (6) months in arrears.

Rights attached to preference shares

(2) The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares from time to time already issued or about to be issued.	Issue of further preference shares

11.  If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated either with the consent in writing of the holders of three- quarters of the issued shares of the class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate general meeting, the provisions of this Constitution relating to general meetings shall mutatis mutandis apply,

Variation of rights of shares

Provided always that:

(a)   the necessary quorum shall be two (2) persons at least holding or representing by proxy or by attorney one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll, but where the necessary majority for such a Special Resolution is not obtained at the meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned within two (2) months of the meeting shall be as valid and effectual as a Special Resolution carried at the meeting; and

(b)   where all the issued shares of the class are held by one (1) person, the necessary quorum shall be one (1) person and such holder of shares of the class present in person or by proxy or by attorney may demand a poll.

12.  The repayment of preference capital other than redeemable preference capital or any other alteration of preference shareholders’ rights, may only be made pursuant to a Special Resolution of the preference shareholders concerned. Provided always that where the necessary majority for such a Special Resolution is not obtained at a meeting, consent in writing if obtained from the holders of three-fourths of the preference shares concerned within two (2) months of the meeting, shall be as valid and effectual as a Special Resolution carried at the meeting.

Variation of rights of preference shareholders

13.  The rights conferred upon the holders of the shares of any class issued with preferred rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or by this Constitution, be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

Issue of further shares affecting preferred rights

14.  If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Payment of instalments

15.  The Company may pay any expenses (including brokerage or commission) incurred in any issue of shares or purchase or acquisition of shares at such rate or amount and in such manner as the Directors deem fit. Such expenses may be paid in whole or in part in cash or fully or partly paid shares of the Company. The Company may, in addition to, or in lieu of, such commission, in consideration of any person subscribing or agreeing to subscribe, or of his procuring or agreeing to procure subscriptions, for any shares in the Company, confer on any such person an option call within a specified time for a specified number of shares in the Company at a specified price or on such other terms and conditions as the Directors may deem fit. The requirements of the provisions of the Act shall be observed, as far as applicable.

Payment of expenses (including brokerage and commission)

16.  Save to the extent permitted by the Act (and where applicable, the rules and regulations of the Designated Stock Exchange), no part of the funds of the Company shall, directly or indirectly, be employed in the purchase of or subscription for or making of loans upon the security of any shares (or its holding company, if any). The Company shall not, except as authorised by the Act, give any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company (or its holding company, if any).

Company’s shares as security

17.  Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a long period, the Company may pay interest on so much of that share capital (except treasury shares) as is for the time being paid up for the period, and, subject to the conditions and restrictions mentioned in Section 78 of the Act, may charge the same to capital as part of the cost of the construction of the works or building or the provision of the plant.

Power to charge interest on capital

18.  Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by this Constitution, the regulations of the Designated Stock Exchange or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the person entered in the Register of Members as the registered holder thereof.

Company need not recognise trust

SHARE CERTIFICATES

19.  Every person whose name is entered as a Member in the Register of Members shall be entitled to receive, within 60 days after allotment or within 30 days after the lodgement of any notice of transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred (or such other period as may be prescribed by the Designated Stock Exchange or by the provisions of the Statutes), one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where such a Member transfers part only of the shares comprised in a certificate or where a registered shareholder requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such Member shall pay a fee not exceeding S$2/- for each such new certificate or such other fee as the Directors may determine having regard to any limitation thereof as may be prescribed, where applicable, by the rules and regulations of the Designated Stock Exchange.

Entitlement to share certificate

20.  The retention by the Directors of any unclaimed share certificates (or stock certificates as the case may be) shall not constitute the Company a trustee in respect thereof. Any share certificate (or stock certificate as the case may be) unclaimed after a period of six (6) years from the date of issue of such share certificate (or stock certificate as the case may be) may be forfeited and if so shall be dealt with in accordance with this Constitution mutatis mutandis.

Retention of certificate

21.  The certificate of title to shares shall be issued under the Seal in such form as prescribed by the Directors from time to time, or executed as a deed in accordance with the Act. Every certificate shall bear the autographic or facsimile signatures of at least two (2) Directors or by one (1) Director and the Secretary or some other person appointed by the Directors, and shall specify the number and the class of shares to which it relates, whether the shares are fully or partly paid up, the amount (if any) unpaid on the shares and any other information as the Act may require. The facsimile signatures may be reproduced by mechanical, electrical or other means provided the method or system of reproducing signatures has first been approved by the Directors. No certificate shall be issued representing more than one class of shares.

Form of share certificate

22.  (1)     Any two (2) or more certificates representing shares of any one class held by any person whose name is entered in the Register of Members may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

Consolidation of share certificates

(2)     If any person whose name is entered in the Register of Members shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two (2) or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request. Such person shall (unless such fee is waived by the Directors) pay a maximum fee of S$2/- for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine having regard to any limitation thereof as may be prescribed, where applicable, by the Designated Stock Exchange.

Sub-division of share certificates

(3) In the case of shares registered jointly in the names of several persons any such request may be made by any one of the registered joint holders.	Requests by joint holders

23.  (1)     Subject to the provisions of the Act, if any share certificates shall be defaced, worn-out, destroyed, lost or stolen, it may be renewed or replaced on such evidence being produced and a letter of indemnity, undertaking and/or statutory declaration (if required) being given by the shareholder, transferee, person entitled, purchaser, (where applicable) member firm or member company of the Designated Stock Exchange or on behalf of its/their client(s) as the Directors shall require, and in the case of defacement or wearing out, on delivery of the old certificate and in any case on payment of such sum not exceeding S$2/- as the Directors may from time to time require. In the case of destruction, loss or theft, the shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction, loss or theft.

Issue of replacement certificates

(2)     When any shares under the powers in this Constitution herein contained are transferred and the certificate thereof has not been delivered up to the Company by the former holder of the said shares, the Directors may issue a new certificate for such shares distinguishing it in such manner as they may think fit from the certificate not so delivered up.

New certificate in place of one not surrendered

JOINT HOLDERS OF SHARES

24. Where two (2) or more persons are registered as the holders of any share, they shall be deemed to hold the same as joint tenants with benefit of survivorship subject to the following provisions:	Joint holders deemed holding as joint tenants

(a) the Company shall not be bound to register more than three (3) persons as the holders of any share, except in the case of executors, trustees or administrators of the estate of a deceased Member;	Limited to 3 joint holders

(b) the joint holders of a share shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of such share;	Jointly and severally liable

(c)   on the death of any one (1) of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such share but the Directors may require such evidence of death as they may deem fit;

Survivorship

(d) any one (1) of such joint holders may give effectual receipts for any dividend or other moneys payable or property distributable to such joint holders on or in respect of the share; and	Receipts

(e)   only the person whose name stands first in the Register of Members as one (1) of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to such person shall be deemed notice to all the joint holders.

Entitlement to delivery of share certificates and notice

TRANSFER OF SHARES

25.  Subject to the restrictions of this Constitution and any restrictions imposed by law (and where applicable, the rules and regulations of the Designated Stock Exchange), any Member may transfer all or any of his shares, but every instrument of transfer of the legal title in shares must be in writing and in the form approved, where applicable, by the Designated Stock Exchange, or in any other form acceptable to the Directors, and must be left at the Office (or such other place as the Directors may appoint) for registration, accompanied by a certificate of stamp duty (if any), the certificate(s) of the shares to be transferred, and such other evidence (if any) as the Directors may require to prove the title of the intending transferor, or his right to transfer the shares.

Form of transfer

26. Shares of different classes shall not be comprised in the same instrument of transfer.	Different classes of shares

27.  The instrument of transfer of a share shall be signed by or on behalf of the transferor and the transferee and be witnessed. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof; Provided always that the Directors may dispense with the execution of the instrument of transfer by the transferee in any case in which they think fit in their discretion so to do.

Transferor and transferee to execute transfer

28.  All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

Retention of transfer

29.  No share shall in any circumstances be transferred to any infant, bankrupt or person who is mentally disordered and incapable of managing himself or his affairs but nothing herein contained shall be construed as imposing on the Company any liability in respect of the registration of such transfer if the Company has no actual knowledge of the same.

Infant, bankrupt or mentally disordered

30.  Subject to any legal requirements to the contrary, the Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six (6) years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six (6) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six (6) years from the date of the cancellation thereof and it shall be conclusively presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other documents so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company,

Destruction of transfer

Provided always that:

(a)   the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)   nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any circumstances which would not attach to the Company in the absence of this regulation; and

(c) references herein to the destruction of any document include references to the disposal thereof in any manner.

31.  (1)     There shall be no restriction on the transfer of fully paid up shares (except where required by law or, where applicable, the listing rules of, or bye-laws and rules governing the Designated Stock Exchange) but the Directors may in their discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve, Provided always that in the event of the Directors refusing to register a transfer of shares, they shall within such period of time as may be prescribed by the Act (or, where applicable, as may be prescribed by the rules and regulations of the Designated Stock Exchange) beginning with the date on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal as required by the Statutes.

Directors’ power to decline to register

(2) The Directors may decline to recognise any instrument of transfer of shares unless:

(a)   a fee not exceeding S$2/- (or such other fee as the Directors may determine having regard to any limitation thereof as may be prescribed by the Designated Stock Exchange) as the Directors may from time to time require, is paid to the Company in respect thereof;

Payment of fee and deposit of transfer

(b) the amount of proper duty (if any) with which each instrument of transfer of shares is chargeable under any law for the time being in force relating to stamp duty is paid;

(c)   the instrument of transfer is deposited at the Office (or such other place as the Directors may appoint) and is accompanied by a certificate of payment of stamp duty (if any), the certificate of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer, and where the instrument is executed by some other person on his behalf, the authority of the person so to do; and

(d) the instrument of transfer is in respect of only one (1) class of shares.

32.  If the Directors refuse to register a transfer of any shares, they shall give to the transferor and to the transferee notice of their refusal to register as required by the Act (where applicable, within such period of time as may be prescribed by the rules and regulations of the Designated Stock Exchange).

Notice of refusal to register

33.  (1)     The Company shall keep in one or more books a Register of Members and shall enter therein particulars required by the Act. Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place which shall be deemed to be part of the Company’s Register of Members, and the Directors may make and vary such regulations as it determines in respect of the keeping of any such register.

(2)     The Register of Members may be closed at such times and for such period as the Directors may from time to time determine; Provided always that it shall not be closed for more than thirty (30) days in any year (in aggregate) and during such periods the Directors may suspend the registration of transfers. Further Provided always that the Company shall give prior notice of such closure in an appointed newspaper and as may be required to the Designated Stock Exchange, stating the period and purpose or purposes for which the closure is to be made.

Register of Members Closure of Register of Members

34. Nothing in this Constitution shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.	Renunciation of allotment

35.  Neither the Company nor its Directors nor any of its officers shall incur any liability for registering or acting upon a transfer of shares apparently made by relevant parties, although the same may, by reason of any fraud or other cause not known to the Company or its Directors or other officers, be legally inoperative or insufficient to pass the property in the shares proposed or professed to be transferred, and although the transfer may, as between the transferor and transferee, be liable to be set aside, and notwithstanding that the Company may have notice that such instrument of transfer was signed or executed and delivered by the transferor in blank as to the name of the transferee or the particulars of the shares transferred, or otherwise in defective manner. In every such case, the person registered as transferee, his executors, trustees, administrators and assigns, alone shall be entitled to be recognised as the holder of such shares and the previous holder shall, so far as the Company is concerned, be deemed to have transferred his whole title thereto.

Indemnity against wrongful transfer

TRANSMISSION OF SHARES

36.  In the case of the death of a Member whose name is registered in the Register of Members, the survivors or survivor where the deceased was a joint holder, and the executors, trustees or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of a deceased shareholder from any liability in respect of any share solely or jointly held by him.

Transmission on death

37.  (1)     Any person becoming entitled to the legal title in a share in consequence of the death or bankruptcy of any Member whose name is entered in the Register of Members, and any guardian of an infant becoming entitled to the legal title in a share and whose name is entered in the Register of Members, and any person as properly has the management of the estate of a Member whose name is entered in the Register of Members and who is mentally disordered and incapable of managing himself or his affairs or any person becoming entitled to a share by virtue of a vesting order by a court of competent jurisdiction and recognised by the Company as having any title to that share may, upon producing such evidence of title as the Directors shall require, elect either to be registered himself as holder of the share or transfer the share to some other person, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by a Member.

Person becoming entitled in certain circumstances may be registered

(2)     If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to transfer the share to another person he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the event upon which transmission took place had not occurred and the notice or transfer were a transfer signed by the person from whom the title by transmission is derived.

Requirements regarding transmission of shares

(3)     The Directors may at any time give notice requiring any such person to elect whether to be registered himself as a Member in the Register of Members in respect of the share or to transfer the share and if the notice is not complied with within sixty (60) days the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Notice to register to unregistered executors and trustees

38.  Save as otherwise provided by or in accordance with this Constitution, a person becoming entitled to a share pursuant to regulation 36 or 37 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the Member in respect of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company or (save as aforesaid) to any of the rights or privileges of a Member in respect of the share, unless and until he shall be registered as the holder thereof.

Rights of unregistered persons entitled to a share

39.  There shall be paid to the Company in respect of the registration of any probate, letter of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/-, or, where applicable, such other sum as may be approved by the Designated Stock Exchange from time to time, as the Directors may from time to time require or prescribe.

Fees for registration of probate etc.

CALLS ON SHARES

40.  The Directors may from time to time, as they think fit, make calls upon the Members in respect of any moneys unpaid on their shares or on any class of their shares and not by the conditions of the issue and allotment thereof made payable at fixed times; and each Member shall (subject to his having been given at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be made payable by instalments. The joint holders of a share shall be jointly and severally liable to pay all calls, instalments and interest due in respect thereof. A call may be revoked or postponed as the Directors may determine.

Directors may make calls on shares

41. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.	Time when new call made

42.  If before or on the day appointed for payment thereof, a call payable in respect of a share is not paid, the person from whom the amount of the call is due shall pay interest on such amount at such rate not exceeding ten per cent (10%) per annum as the Directors may determine from the day appointed for payment thereof to the time of actual payment, and shall also pay all costs, charges and expenses which the Company may have incurred or become liable for in order to procure payment of or in consequence of the non-payment of such call or instalment, but the Directors shall be at liberty to waive payment of such interest, costs, charges and expenses wholly or in part.

Interest and other late payment costs

43.  Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date and any instalment of a call shall for all purposes of this Constitution be deemed to be a call duly made and payable on the date fixed for payment and, in the case of non-payment, the provisions of this Constitution as to payment of interest and expenses, forfeiture and the like and all other relevant provisions of the Statutes or of this Constitution shall apply as if such sum were a call duly made and notified as hereby provided.

Sum due on allotment or other fixed date

44. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the time of payment of such calls.	Power of Directors to differentiate

45.  The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the money uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish (so far as the same shall extend) the liability upon the shares in respect of which it is made, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned, the Company may pay interest at a rate agreed between the Member paying such sum and the Directors provided that such rate may not exceed eight per cent (8%) per annum without the sanction of the Company in general meeting. Capital paid on shares in advance of calls shall not whilst carrying interest confer a right to participate in profits and until appropriated towards satisfaction of any call shall be treated as a loan to the Company and not as part of its capital and shall be repayable at any time if the Directors so decide.

Payment in advance of calls

FORFEITURE OF SHARES

46.  If a Member fails to pay the whole or any part of any call or instalment of a call by or on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

Notice requiring payment of unpaid calls

47.  The notice shall name a further day (not being less than fourteen (14) days from the date of service of the notice) on or before which the payment required by the notice is to be made. It shall also name the place where payment is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

Notice to state time and place of payment

48.  If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

Forfeiture of shares for non-compliance with notice

49. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture notwithstanding that they shall have been declared.	Forfeiture to include all dividends

50. The Directors may accept a surrender of any share liable to be forfeited hereunder.	Directors may accept surrender in lieu

51.  The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the Member whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by this Constitution expressly saved, or as are by the Act given or imposed in the case of past Members.

Extinction of forfeited share

52.  Notwithstanding any such forfeiture, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture, upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

Directors may allow forfeited share to be redeemed

53.  A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person, on such terms and in such manner as the Directors think fit and at any time before a sale or disposition, the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, re-allotment or other disposition, the Directors are empowered to or may authorise some other person to transfer the shares to the purchaser.

Sale of forfeited shares

54.  The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

Company may receive consideration of sale

55.  If any shares are forfeited and sold, any residue after the satisfaction of the unpaid calls and accrued interest and expenses, shall be paid to the person whose shares have been forfeited, or his executors, trustees, administrators or assignees or as he directs.

Application of residue of proceeds of forfeiture

56.  A person whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall, notwithstanding such forfeiture or surrender, remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at the rate of ten per cent (10%) per annum (or such lower rate as the Directors may approve) from the date of the forfeiture or surrender until payment in respect of the shares; but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Directors may at their absolute disclosure enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment either wholly or in part.

Liabilities of Members whose shares forfeited

57.  Notice of any forfeiture shall forthwith be given to the holder of the share forfeited or to the person entitled by transmission to the share forfeited as the case may be. An entry of the forfeiture with the date thereof and the fact of the notice given shall be made in the Register of Members opposite the share. The provisions of this regulation are directory only, and no forfeiture shall be in any manner invalidated by any omission to give such notice or to make such entry as aforesaid.

Notice of forfeiture

LIEN ON SHARES

58.  (1)     The Company shall have a first and paramount lien and charge on (a) all the shares not fully paid up in the name of a Member (whether solely or jointly with others) and all dividends, interest and other distributions from time to time declared in respect of such shares; and (b) the shares not fully paid up in the name of a single person for all moneys presently payable by the person or the person’s estate to the Company. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this regulation.

Company’s lien

(2)     No Member shall be entitled to receive any dividend or to exercise any privileges as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether along or jointly with any other person, together with interest and expenses (if any).

59.  For the purpose of enforcing such lien, the Directors may sell all or any of the shares subject thereto in such manner as they think fit, but no sale shall be made unless some sum in respect of which the lien exists is presently payable and until a notice in writing stating the amount due and demanding payment and giving notice of intention to sell in default, shall have been served in such a manner as the Directors shall think fit on such Member or the person (if any) entitled by transmission to the shares, and default in payment shall have been made by him or them for fourteen (14) days after such notice. To give effect to any such sale or other disposition, the Directors are empowered or may authorise some other person to transfer the shares to the purchaser.

Sale of shares subject to lien

60.  The net proceeds of any such sale shall be applied in or towards satisfaction of the unpaid calls and accrued interest and expenses due from the Member to the Company in respect of the shares and the residue (if any) shall be paid to the person whose shares have been forfeited or his executors, trustees, administrators or assignees or as he directs; Provided always that the Company shall be entitled to a lien upon such residue in respect of any money due to the Company but not presently payable like to that which it had upon the shares immediately before the sale thereof.

Application of proceeds of sale

61.  To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser and the Directors may enter the purchaser’s name in the Register of Members as holder of the shares and the purchaser shall not be bound to see to the regularity or validity of the transfer or be affected by any irregularity or invalidity in the proceedings or be bound to see to the application of the purchase money. After his name has been entered in the Register of Members the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

Transfer and title to shares sold

62.  A statutory declaration in writing by a Director that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company of the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate under seal for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be entered in the Register of Members as the holder of the share in respect of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the forfeiture, surrender, sale, re-allotment or disposal of the share.

Statutory declaration that share duly forfeited

CONVERSION OF SHARES INTO STOCK

63. The Company may from time to time by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert such stock into paid up shares.	Conversion from share to stock and back to share

64.  When any shares have been converted into stock, the several holders of such stock may transfer their respective interests therein or any part of such interests in such manner as the Company in general meeting shall direct, but in the absence of such direction, the respective interests may be transferred in the same manner and subject to the same regulations as the shares from which the stock arose would have been transferred prior to conversion or as near thereto as circumstances will admit. But the Directors may if they think fit from time to time fix the minimum number of stock units transferable.

Transfer of stock

65.  The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by the number of stock units which would not, if existing in shares, have conferred that privilege or advantage, and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

Rights of stock-holders

66.  All such provisions of this Constitution as are applicable to paid up shares shall apply to stock and in all such provisions the words ‘share’ and ‘shareholder’ shall include ‘stock’ and ‘stockholder’.

Interpretation

ALTERATIONS OF CAPITAL

67.  (1)    Subject to this Constitution, the provisions of the Act, the rules and regulations of the Designated Stock Exchange and of any resolution of the Company in a General Meeting passed pursuant thereto, the issue of new shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. The Directors shall also have the power to issue shares for which no consideration is payable and/or capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by the Members in a General Meeting and on such terms as the Directors shall think fit.

Issue of new shares

(2)     Except so far as otherwise provided by the conditions of issue or by this Constitution, all new shares shall be subject to the provisions of the Statutes and of this Constitution with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

68.  Notwithstanding regulation 67 above but subject to the Act, the Directors shall not be required to offer any new shares or make or grant any instruments to Members to whom by reason of foreign securities laws such offer of shares or making or granting of instruments may not be made without registration of the shares or instruments or a prospectus or other document, but may, at their absolute discretion and on such terms and conditions as the Directors deem fit, sell the entitlements to the new shares on behalf of such Members in such manner as they think most beneficial to the Company.

69.  Subject to any directions that may be given in accordance with the powers contained in this Constitution, any capital raised by the creation of new shares shall be considered as part of the original capital as consisting of ordinary shares and shall be subject to the same provisions with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as if it had been part of the original capital.

Capital raised deemed original capital

70. (1) The Company may by Ordinary Resolution or as otherwise permitted by the provisions of the Statutes: (a) consolidate and divide all or any of its shares;	Power to consolidate, cancel and sub-divide shares

(b)   subdivide its shares or any of them (subject nevertheless to the provisions of the Statutes and this Constitution) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(c)   cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person or which have been forfeited and diminish the amount of its capital by the number of the shares so cancelled; and

(d) subject to the provisions of the Statutes, convert its share capital or any class of shares from one currency to another currency.

(2) The Company may by Special Resolution and subject to and in accordance with the Statutes, convert one class of shares into another class of shares.	Power to convert shares.

71. (1) The Company may reduce its share capital or any undistributable reserve in any manner, subject to any requirements and consents required by law.	Reduction of share capital

(2)   Subject to and in accordance with the provisions of the Act, (where applicable) the rules and regulations of the Designated Stock Exchange and any applicable legislation or regulation, the Company may authorise the Directors in general meeting to purchase or otherwise acquire ordinary shares, stocks, preference shares, options, debentures, debenture stocks, bonds, obligations, securities, and all other equity, derivative, debt and financial instruments issued by it on such terms as the Company may think fit and in the manner prescribed by the Act. The Company may deal with any such share which is so purchased or acquired by the Company in such manner as may be permitted by, and in accordance with, the Act (including without limitation, to hold such share as a treasury share). Without prejudice to the foregoing, upon cancellation of shares purchased or otherwise acquired by the Company pursuant to this Constitution and the Act, the number of issued shares of the Company shall be diminished by the number of shares so cancelled, and where any such cancelled shares were purchased or acquired out of the capital of the Company, the amount of the share capital of the Company shall be reduced accordingly.

Power to repurchase shares

GENERAL MEETINGS

72.  Save as otherwise permitted under the Act, an annual general meeting shall be held in accordance with the requirements of the Act and, where applicable, the listing rules of any securities exchange upon which the shares in the Company are listed, at such time and place as may be determined by the Directors, but not more than six (6) months shall be allowed to elapse between the end of each financial year and such general meeting, unless the Registrar of Companies authorises an extension of time to hold such general meeting or as otherwise permitted by the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. The time and place of any general meeting shall be determined by the Directors.

Annual general meetings and extraordinary general meetings

73.  The Directors may whenever they think fit convene an extraordinary general meeting and an extraordinary general meeting shall also be convened on such requisition by Members in accordance with the Act or in default may be convened by such requisitionist as provided for under the Act. If at any time there are not within Singapore sufficient Directors capable of action to form a quorum at a meeting of Directors, any Director may convene an extraordinary general meeting in the same manner as nearly as possible as that in which such a meeting may be convened by the Directors.

Calling for extraordinary general meetings

NOTICE OF GENERAL MEETINGS

74.  Any general meeting at which it is proposed to pass Special Resolutions or (save as provided by the Statutes and the regulations of the Designated Stock Exchange) a resolution of which special notice has been given to the Company pursuant to the Act, shall be called by at least twenty-one (21) clear days’ notice in writing. An annual general meeting or any other general meeting shall be called by at least fourteen (14) clear days’ notice in writing. The notice must specify the place, the day and the hour of the meeting. Such notice shall be given in the manner hereinafter mentioned to all Members other than those who are not under the provisions of this Constitution and the Act entitled to receive such notices from the Company. The period of notice shall be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held. So long as the shares in the Company are listed on the Designated Stock Exchange, at least fourteen (14) days’ notice of every general meeting shall be given by advertisement in the daily press and in writing to the Designated Stock Exchange.

Notice of meeting

Subject to the provisions of the Act and, where applicable, the rules and regulations of the Designated Stock Exchange, notwithstanding that it has been called by a shorter notice than that specified above, a general meeting shall be deemed to have been duly called if it is agreed:

Shorter notice

(a) in the case of an annual general meeting by all the Members entitled to attend and vote thereat; and

(b)   in the case of an extraordinary general meeting by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than ninety-five per cent (95%) of the total voting rights of all the Members having a right to vote at that meeting.

Provided also that the accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

Accidental omission

75. Notice of every general meeting shall be given in any manner authorised by this Constitution to:	Persons to whom notice of meeting is to be given

(a)   every Member holding shares conferring the right to attend and vote at the meeting who at the time of the convening of the meeting shall have paid all calls or other sums presently payable by him in respect of shares;

(b) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the meeting;

(c) every Director;

(d) the Auditors, without prejudice to regulation 174; and

(e) where applicable, the Designated Stock Exchange.

No other person shall be entitled to receive notices of general meetings; Provided always that if the meeting is called for the alteration of the objects of the Company, the notice shall comply with the provisions of Section 33 of the Act regarding notices to debenture holders.

76.  There shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that such proxy need not be a Member.

Contents of notice for general meeting

77. Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say :	Routine and special business

(a) receiving and adopting the financial statements, the Directors’ statement, the Auditor’s report and other documents required to be attached to the financial statements;

(b) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement;

(c) fixing of the fees of Directors proposed to be paid under regulation 101(1);

(d) declaring dividends; and

(e) appointing or re-appointing Auditors and fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

Any notice of a meeting called to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.

78.  In the case of any general meeting at which business other than routine business is to be transacted (special business), the notice shall specify the general nature of the special business, and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

Notice to specify nature of special business

PROCEEDINGS AT GENERAL MEETINGS

79.  No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Except as herein otherwise provided, two (2) Members present in person shall form a quorum. For the purposes of this regulation, ‘Member’ includes a person attending as a proxy and a corporation being a Member shall be deemed to be personally present if represented in accordance with the provisions of Section 179(3) of the Act and such corporation’s representative is not otherwise entitled to be present at the meeting as a Member or proxy or as a corporate representative of another Member. Provided always that (i) a proxy representing more than one (1) Member shall only count as one (1) Member for the purpose of determining the quorum; and (ii) where a Member is represented by more than one (1) proxy such proxies shall count as only one (1) Member for the purpose of determining the quorum.

Quorum

80.  If within half an hour from the time appointed for the holding of a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting if convened on the requisition of Members shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or if that day is a public holiday then the next business day following that public holiday) at the same time and place or to such other day, time or place as the Directors may determine. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

Adjournment if quorum not present

81.  The Chairman of the Board or, in his absence, the Deputy Chairman (if any) shall preside as Chairman at every general meeting, but if there be no such Chairman or Deputy Chairman, or if at any meeting he shall not be present within fifteen (15) minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the Members present shall choose some Director, or if no Director be present, or if all the Directors present decline to take the chair, one of themselves to be Chairman of the meeting.

Chairman

82.  The Chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty (30) days or more or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

Adjournment by chairman

83.  (1)     If required by the rules and regulations of the Designated Stock Exchange, all resolutions at general meetings shall be voted by poll (unless such requirement is waived by the Designated Stock Exchange).

Mandatory Polling

(2)     Subject to regulation 83(1), at any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

Method of voting where mandatory polling not required

(a) the Chairman of the meeting; or

(b)   at least two (2) Members present in person or by proxy (where a Member has appointed more than one (1) proxy, any one (1) of such proxies may represent that Member) or attorney or in the case of a corporation by a representative, and entitled to vote thereat; or

(c)   any Member or Members present in person or by proxy (where a Member has appointed more than one (1) proxy, any one (1) of such proxies may represent that Member) or attorney or in the case of a corporation by a representative or any number or combination of such Members, holding or representing not less than five per cent (5%) of the total voting rights of all the Members having the right to vote at the meeting; or

(d)   any Member or Members present in person or by proxy (where a Member has appointed more than one (1) proxy, any one of such proxies may represent that Member) or attorney or in the case of a corporation by a representative or any number or combination of such Members, holding or representing shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than five per cent (5%) of the total sum paid up on all the shares conferring that right.

A demand for a poll made pursuant to regulation 83(2) may be withdrawn only with the approval of the Chairman of the meeting, and any such demand shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded. Unless a poll is so demanded (and the demand is not withdrawn), a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

84.  Subject to regulation 85, where a poll is taken, it shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time (not being more than thirty (30) days from the date of the meeting) and place as the Chairman of the meeting may direct and either at once or after an interval or adjournment or otherwise and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken. No notice need be given of a poll not taken at once. In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same and such determination made in good faith shall be final and conclusive. The Chairman of the meeting may (and where applicable, if required by the rules and regulations of the Designated Stock Exchange or if so directed by the meeting shall) appoint scrutineer(s) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

How a poll is to be taken

85.  A poll on the election of a Chairman of a meeting or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken either immediately or at such subsequent time as the Chairman of the meeting may direct. No notice need be given of a poll not taken at once.

Time for taking a poll

86.  Subject to the rules and regulations of the Designated Stock Exchange (where applicable), if at any general meeting any votes shall be counted which ought not to have been counted or might have been rejected, or if votes are not counted which ought to have been counted, the error shall not vitiate the result of the vote unless it is pointed out at the same meeting at which the vote is taken or at any adjournment thereof, and is in the opinion of the Chairman of sufficient magnitude to vitiate the result of the voting. The decision of the Chairman of the meeting on such matters shall be final and conclusive.

Error in counting votes

87.  The Members may, if the Directors at their absolute discretion deem fit, participate at a general meeting by telephone or video conference or by means of similar communication equipment whereby all persons participating in the meeting are able to hear and, if applicable, see each other and such participation shall constitute presence in person at such meeting and Members (or their proxy or, in the case of a corporation, their respective corporate representatives) so participating shall be counted in the quorum for the meeting. Such a meeting shall be deemed to take place where the largest group of Members (or their proxy, or in the case of a corporation, their respective corporate representatives) present for purposes of the meeting is assembled or, if there is no such group, where the Chairman of the meeting is present.

Meetings via electronic means

VOTES OF MEMBERS

88.  (1)    Each Member entitled to vote may vote in person or by proxy or attorney, and (in the case of a corporation) by a representative. A person entitled to more than one (1) vote need not use all his votes or cast all the votes he uses in the same way.

Voting rights of Members

(2)    Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company and to regulation 9, each Member entitled to vote may vote in person or by proxy or by attorney or other duly authorised representative. Every Member who is present in person or by proxy, or by attorney or other duly authorised representative shall:

(a) on a poll, have one (1) vote for every share which he holds or represents; and

(b)   on a show of hands, have one (1) vote, Provided always that:

(i) where a Member who is not a relevant intermediary is represented by two (2) proxies, only one (1) of the two (2) proxies as determined by that Member, or failing such determination, by the Chairman of the meeting (or by a person authorised by him) in his sole discretion shall be entitled to vote on a show of hands; and

(ii)  where a Member who is a relevant intermediary is represented by two (2) or more proxies, each proxy shall be entitled to vote on a show of hands,

and in each case, the provisions of regulation 92 shall apply.

89.  A Member who is mentally disordered or whose person or estate is liable to be dealt with in any way under the law relating to mental capacity may vote, whether on a show of hands or on a poll, by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, but no person claiming to vote pursuant to this regulation shall do so unless such evidence as the Directors may require of his authority shall have been deposited at the Office not less than seventy-two (72) hours before the time for holding the meeting at which he wishes to vote.

Voting rights of Members who are mentally disordered

90.  In the case of joint Members, any one (1) of such Members may vote and be reckoned in a quorum at any general meeting, whether in person or by proxy, but if more than one (1) such Member is present at the meeting, then in voting upon any question, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members. Several executors, trustees or administrators of a deceased Member in whose name any share stands shall for the purpose of this regulation be deemed joint holders thereof.

Voting rights of joint holders

91.  Save as expressly provided herein or in the Act, no person other than a Member duly registered, and only in respect of shares upon which all calls due to the Company have been paid, shall be entitled to be present or to vote on any question, either personally or by proxy, attorney or representative at any general meeting.

Right to vote

92. (1) Subject to the provisions of the Statutes:	Appointment of proxies

(a)   a Member who is not a relevant intermediary may appoint not more than two (2) proxies to attend, speak and vote at the same general meeting. Where such Member’s form of proxy appoints more than one (1) proxy, the proxy form shall specify the proportion of the Member’s shareholding to be represented by each proxy and if no such proportion is specified, the first named proxy shall be deemed to represent 100% of the shareholdings and any second-named proxy shall be deemed to be an alternate to the first-named; and

(b)   a Member who is a relevant intermediary may appoint more than two (2) proxies to attend, speak and vote at the same general meeting, but each proxy must be appointed to exercise the rights attached to a different share or shares held by such Member, and the proxy form shall specify the number and class of shares in relation to which each proxy has been appointed. If the form does not specify the required information, the first-named proxy shall be deemed to represent 100% of the shareholdings.

(2)     The Company shall be entitled and bound, in determining rights to vote and other matters in respect of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument of proxy.

Notes and instructions

(3) A proxy or attorney need not be a Member.	Proxy need not be a Member

(4)     Voting right(s) attached to any shares in respect of which a Member has not appointed a proxy may only be exercised at the relevant general meeting by the Member personally or by his attorney, or in the case of a corporation by its representative.

(5)     A Member who has deposited an instrument appointing any number of proxies to vote on his behalf at a general meeting shall not be precluded from attending and voting in person at that general meeting. Any such appointment of all the proxies concerned shall be deemed to be revoked upon the attendance of the Member appointing the proxy/proxies at the relevant general meeting.

Attendance of Member at meeting

93. (1) An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:	Execution of proxies

(a) in the case of an individual, shall be:

(i) signed by the appointor or his attorney if the instrument is delivered personally or sent by post; or

(ii) authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication; and

(b) in the case of a corporation, shall be:

(i) either given under its common seal, executed as a deed in accordance with the Act or signed on its behalf by an attorney or a duly authorised officer of the corporation, or in some other manner approved by the Directors, if the instrument is delivered personally or sent by post; or

(ii) authorised by that corporation through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication.

The Directors may, for the purposes of this regulation, designate procedures for authenticating any such instrument, and any such instrument not so authenticated by use of such procedures shall be deemed not to have been received by the Company.

(2)   The signature on, or authorisation of, such instrument need not be witnessed. Where an instrument appointing a proxy is signed or authorised on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to regulation 94(1), failing which the instrument may be treated as invalid.

Witness and authority

(3) The Directors may, in their absolute discretion:	Directors may approve method and manner, and designate procedure, for electronic communications
(a) approve the method and manner for an instrument appointing a proxy to be authorised; and
(b) designate the procedure for authenticating an instrument appointing a proxy,

as contemplated in regulations 93(1)(a)(ii) and 93(1)(b)(ii) for application to such Members or class of Members as they may determine. Where the Directors do not so approve and designate in relation to a Member (whether of a class or otherwise), regulation 93(1)(a)(i) and/or (as the case maybe) regulation 93(1)(b)(i) shall apply.

94. (1) An instrument appointing a proxy:	Deposit of proxies

(a)   if sent personally or by post, must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Office); or

(b)   if submitted by electronic communication, must be received through such means as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting, and in either case, not less than seventy-two (72) hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates; Provided always that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered in accordance with this regulation 94 for the purposes of any meeting shall not be required again to be delivered for the purposes of any subsequent meeting to which it relates.

(2)     The Directors may, in their absolute discretion, and in relation to such Members or class of Members as they may determine, specify the means through which instruments appointing a proxy may be submitted by electronic communications, as contemplated in regulation 94(1)(b). Where the Directors do not so specify in relation to a Member (whether of a class or otherwise), regulation 94(1)(a) shall apply.

Directors may specify means for electronic communications

(3)     In the event that forms of proxy are sent to Members together with any notice of meeting, the accidental omission to include the form of proxy to, or the non-receipt of such form of proxy by, any person entitled to receive a notice of meeting shall not invalidate any resolution passed or any proceeding at any such meeting.

Accidental omission of proxy form

(4) An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting.	Rights of proxies

95.  Unless otherwise directed by the Chairman of the meeting, a vote cast by proxy shall not be invalidated by the previous death or mental disorder of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made, Provided always that no intimation in writing of such death, mental disorder or revocation shall have been received by the Company at the Office at least one (1) hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the e time appointed for the taking of the poll at which the vote is cast.

Intervening death or mental disorder of Member

96.  Any corporation which is a Member may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members and the persons so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of this Constitution (but subject to the Act) be deemed to be present in person at any such meeting if a person so authorised is present in such capacity thereat. The Company shall be entitled to treat a certificate under the seal of the corporation as conclusive evidence of the appointment or revocation of appointment of a representative under this regulation.

Corporations acting via representative

97.  No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision as to its validity shall be final and conclusive.

Objections

98.  Subject to this Constitution and any applicable legislation, the Board may, at its sole discretion, approve and implement, subject to such security measures as may be deemed necessary or expedient, such voting methods to allow Members who are unable to vote in person at any general meeting the option to vote in absentia, including but not limited to voting by mail, electronic mail, or facsimile.

Voting in absentia

DIRECTORS

99.  Subject to the Act and, where applicable, to the rules and regulations of the Designated Stock Exchange, the number of Directors, all of whom shall be natural persons, shall not be less than two (2).

Number of Directors

100. A Director need not be a Member and shall not be required to hold any shares of the Company by way of qualification. A Director who is not a Member shall nevertheless be entitled to receive notice of, attend and speak at all general meetings of the Company.

Qualifications

101. (1)    The fees of the Directors shall be determined from time to time by an Ordinary Resolution of the Company and such fees shall (unless such resolution otherwise provides) not be increased except pursuant to an Ordinary Resolution passed at a general meeting where notice of the proposed increase shall have been given in the notice convening the meeting. Such fees shall (unless such resolution otherwise provides) be divided among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such fee is payable shall be entitled only to rank in such division for the proportion of fee related to the period during which he has held office.

Fees for Directors

(2)    Any Director who holds any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside the scope of his ordinary duties as a Director, may, subject to the Act, be paid such extra remuneration as the Directors may determine, subject however as is hereinafter provided in this regulation. Such extra remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by a lump sum or by way of salary.

Extra remuneration

102. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or general meetings or otherwise howsoever in or about the business of the Company, in the course of the performance of their duties as Directors.

Reimbursement of expenses

103. The Directors may procure the establishment and maintenance of or participate in or contribute to any non-contributory or contributory pension or superannuation fund or life assurance scheme or any other scheme whatsoever for the benefit of and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of the predecessors in business of the Company or of any subsidiary company, and the wives, widows, families or dependants of any such persons. The Directors may also procure the establishment and subsidy of, or subscription and support to, any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or of its Members and payment for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

Benefits for employees

104. (1)    Other than the office of auditor, a Director may hold any other office or place of profit in the Company and he or any firm of which he is a member or any company of which he is a Director or shareholder may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company whether as vendor, purchaser, lessor, lessee, mortgagor, mortgagee, manager, agent, broker or otherwise howsoever nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested whether directly or indirectly be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established. Provided always that he has complied with the requirements of Section 156 of the Act as to disclosure.

Power of Directors to hold office of profit and to contract with Company

(2)     Every Director and any relevant officer of the Company (to whom Section 156 of the Act applies) shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests in transactions or proposed transactions with the Company or of any office or property held by him which might create duties or interests in conflict with his duties or interests as a Director or such officer (as the case may be). Notwithstanding such disclosure, a Director shall not vote in regard to any transaction or arrangement or any other proposal whatsoever in which he has directly or indirectly a personal material interest. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(3)     The provisions of regulation 104(2) may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction by the Company in general meeting, and any particular contract, arrangement or transaction carried out in contravention of this regulation may be ratified by Ordinary Resolution of the Company, or as otherwise provided in this Constitution.

Directors and Chief Executive Officer to observe Section 156 of the Act

105. (1)    A Director may be or become a director of, or hold any office or place of profit (other than as auditor), or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and such Director shall not be accountable for any fees, remuneration or other benefits received by him as a Director or officer of, or by virtue of his interest in such other company unless the Company otherwise directs.

Holding of office in other companies

(2)     Subject always to regulation 104(2), the Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Directors may exercise voting power conferred by Company’s shares in another company

106. The Company in general meeting may, subject to the provisions of this Constitution and any requirements of the Act, by Ordinary Resolution of which special notice has been given to all Members entitled to receive notices, from time to time remove any Director before the expiration of his period of office (notwithstanding anything in this Constitution or in any agreement between the Company and such Director) and appoint another person in place of the Director so removed, and may increase or reduce the number of Directors, and may alter their share qualifications (if any). Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy in accordance with regulation 110. Until otherwise determined by a general meeting, there shall be no maximum number of Directors.

Removal of Director and change in maximum number of Directors

107. Subject as herein otherwise provided, the office of a Director shall be vacated in any of the following events, namely:	Vacation of office of Director
(a) if he is prohibited by law from acting as a Director;
(b) if he ceases to be a Director by virtue of any of the provisions of the Act;

(c)   if (not being a Director holding any executive office for a fixed term) he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

(d) if a bankruptcy order is made against him or if he suspends payments or makes any arrangement or composition with his creditors generally;

(e)   if he becomes mentally disordered and incapable of managing himself or his affairs or if in Singapore or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(f) if he becomes disqualified from acting as a director by virtue of his disqualification or removal or the revocation of his appointment as a director, as the case may be, under any applicable laws;

(g)   if he absents himself from the meetings of the Directors during a continuous period of three (3) months without special leave of absence from the Board and they pass a resolution that he has by reason of such absence vacated office;

(h) if he is requested in writing by a majority of the other Directors for the time being to vacate office;

(i) if he is removed from office by the Company in general meeting pursuant to this Constitution; and

(j) if he is disqualified from acting as a director in any jurisdiction for reasons other than on technical grounds (in which case he must immediately resign from the Board).

108. (1)    The Directors may from time to time appoint one or more of their body to be the holder of an executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Act) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke such appointment.

Directors may hold executive offices

(2)     The appointment of any Director to the office of Chairman or Deputy Chairman shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Cessation of directorship of Chairman or Deputy Chairman

(3)     The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Cessation of directorship of Executive Director

(4)     The Directors may entrust to and confer upon any Directors holding any executive office any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of or in substitution for all or any of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

Power of Executive Directors

109. Subject to any provision in the Act to the contrary, a resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

Resolution for appointment of Directors

110. The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director but the total number of Directors shall not at any time exceed the maximum number (if any) fixed by this Constitution. Without prejudice thereto, the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but any person so appointed by the Directors shall hold office only until the next annual general meeting and shall then be eligible for re-election at such meeting.

Directors’ power to fill casual vacancies and to appoint additional Directors

CHIEF EXECUTIVE OFFICER / MANAGING DIRECTOR

111. The Directors may from time to time appoint one or more of their body or any other person(s) to be Chief Executive Officer(s) of the Company or may appoint one or more of their body to be Managing Director(s) of the Company (or any equivalent appointment(s) howsoever described) and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

Appointment, resignation and removal of Chief Executive Officer / Managing Director

112. Subject to the provisions of any contract between a Chief Executive Officer / Managing Director and the Company, the Chief Executive Officer / Managing Director (or any person holding an equivalent appointment) who is a Director shall comply with the same provisions as to resignation and removal as the other Directors. The appointment of such Chief Executive Officer / Managing Director (or any person holding an equivalent appointment) who is a Director shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds the office shall expressly state otherwise.

Chief Executive Officer / Managing Director subject to resignation and removal

113. A Chief Executive Officer / Managing Director (or any person holding an equivalent appointment) shall, subject to the Act and to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission or participation in profit, or partly in one way and partly in another) as the Directors may determine.

Remuneration of Chief Executive Officer / Managing Director

114. The Directors may entrust to and confer upon a Chief Executive Officer / Managing Director (or any person holding an equivalent appointment) any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of or in substitution for all or any of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers. A Chief Executive Officer / Managing Director (or any person holding an equivalent appointment) shall be subject to the control of the Board.

Power of Chief Executive Officer / Managing Director

POWERS AND DUTIES OF DIRECTORS

115. The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors who may exercise all such powers of the Company as are not by the Statutes or by this Constitution required to be exercised by the Company in general meeting. The Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking unless such proposals have been approved by the Company in a general meeting. The general powers given by this regulation shall not be limited or restricted by any special authority or power given to the Directors by any other regulation.

Directors’ general power to manage

116. The Directors may establish any local boards or agencies for managing any affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards or any managers or agents, and may fix their remuneration and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person acting in good faith and without notice of any such annulment or variation shall be affected thereby.

Establishing local Boards

117. Subject to the Statutes and the provisions of this Constitution, the Directors may at their discretion exercise all powers of the Company to borrow or otherwise raise money, to mortgage, charge or hypothecate all or any of the property or business of the Company including any uncalled or called but unpaid capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Power to borrow

118. (1)    The Directors may delegate any of their powers or discretion other than the powers to borrow and make calls to committees consisting of one or more members of their body as they think fit and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon them by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

(2)     Without prejudice to the generality of regulation 118(1), the Directors must, if required to do so pursuant to the Act, at a minimum appoint an audit committee, and, where applicable, such other committees as may be prescribed by the rules and regulations of the Designated Stock Exchange as deemed appropriate by the Directors. Each of these committees must in the exercise of the powers delegated to them conform with the Act (and any such regulations made thereunder), (where applicable) the rules and regulations of the Designated Stock Exchange, and such terms of reference as are put together.

Power to delegate to committee

119. The meetings and proceedings of any such committee consisting of two (2) or more members shall be governed mutatis mutandis by the provisions of this Constitution regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding regulation, save that a resolution in writing of any committee of Directors shall only be effective as a resolution duly passed at a meeting of that committee of Directors duly convened and held if such resolution in writing is signed or approved by such number of the Directors or their alternates for the time being (who are not prohibited by law or the provisions of the relevant committee charter from voting on such resolutions) comprising such committee as may be specified in the charter of that committee.

Proceedings of committees

120. The Directors may, at any time, and from time to time, by power of attorney or otherwise, appoint any corporation, firm, limited liability partnership, or person or any body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution), and for such period and subject to such conditions as the Directors may from time to time think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Power to appoint attorneys

121. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments in which the Company is in any way concerned or interested and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

Signing of cheques and bills

122. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

Validity of acts despite defect in appointment

123. The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Act, cause to be kept a Branch Register or Register of Members, and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit in respect of the keeping of any such Register.

Branch register

ALTERNATE DIRECTOR

124. Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (other than another Director or an Alternate Director) approved by a majority of his co-Directors to be his Alternate Director during such period as he thinks fit and may in like manner at any time terminate such appointment. Any appointment or removal by electronic communication shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

Appointment of Alternate Director

125. A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one (1) vote for every Director whom he represents in addition to his own vote if he is a Director.

126. The appointment of an Alternate Director shall ipso facto terminate on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also terminate ipso facto if his appointor ceases for any reason to be a Director.

Determination of appointment

127. An Alternate Director shall (subject to his giving to the Company an address in Singapore) be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings of such meeting the provisions of this Constitution shall apply as if he (instead of his appointor) were a Director. If his appointor is for the time being absent from Singapore or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committee of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An Alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of this Constitution.

Notices and attendance at meetings

128. An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as Alternate Director any remuneration except such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Any fee paid to an Alternate Director shall be deducted from the remuneration otherwise payable to his appointor.

Remuneration

129. An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under this Constitution but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.

Alternate Director counted for quorum purposes

130. An Alternate Director shall not be required to hold any share qualification.	Alternate Director need not hold share qualification

PROCEEDINGS OF DIRECTORS

131. The Directors or any committee of Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. The quorum necessary for the transaction of the business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number, a majority of the Directors for the time being appointed to the Board shall be a quorum. Subject to the provisions of this Constitution, questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A meeting of the Directors or any committee of Directors at which a quorum is present at the time the meeting proceeds to business shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors or such committee of Directors.

Meetings of Directors and quorum

132. A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors by notice served upon the several members of the Board. Notice of a meeting of Directors shall be given to all Directors or whether or not he is in Singapore. A Director may also waive notice of any meeting and such waiver may be retrospective.

Convening meetings

133. The accidental omission to give any Director, or the non-receipt by any Director of, a notice of meeting of Directors shall not invalidate the proceedings at that meeting.	Accidental omission

134. The Directors or any committee of Directors may from time to time elect a Chairman and, if desired, a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman shall perform the duties of the Chairman during the Chairman’s absence. The Chairman, or in his absence, the Deputy Chairman shall preside as Chairman at their meetings, but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman are not present within fifteen (15) minutes after the time appointed for holding the same, a substitute for that meeting shall be appointed by such meeting from among the Directors present. Any Director acting as Chairman of a meeting of the Directors shall, in the case of an equality of votes, have the Chairman’s right to a second or casting vote where applicable.

Chairman

135. The Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the minimum number fixed by or pursuant to this Constitution, the continuing Directors or Director may, except in an emergency, act for the purpose (i) of appointing sufficient Directors to bring the Board up to that number or (ii) of summoning a general meeting of the Company notwithstanding that there shall not be a quorum, but not for any other purpose. If there are no Directors or Director able or willing to act, then any two (2) Members may summon a general meeting for the purpose of appointing Directors.

Proceeding in case of vacancies

136. A resolution in writing signed or approved by a majority of the Directors or their alternates for the time being (who are not prohibited by law or this Constitution from voting on such resolutions) and constituting a quorum shall be as effective as a resolution duly passed at a meeting of the Directors duly convened and held. Any such resolution may be contained in a single document or may consist of several documents all in like form, each signed or approved as aforesaid provided that where a Director is not so present but has an alternate who is so present, then such resolution must also be signed by such alternate. A resolution pursuant to this regulation shall be deemed to have been passed on the date when the resolution is signed or approved by the last Director constituting a simple majority of the Directors. For the purpose of this regulation ‘in writing’ and ‘signed’ include approval by letter, telex, facsimile, cable, telegram, email or any other form of electronic communication or telegraphic communication or means approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and / or identification procedures and devices approved by the Directors.

Resolutions in writing

137. The meetings of Directors may be conducted by means of telephone or video conference or other methods of simultaneous communication by electronic, audio, audio-visual or other similar means or other technology by which all Directors participating in the meeting are able to hear and be heard by or to communicate with all the other Directors participating, for the despatch of business, adjourn or otherwise regulate their meetings as they think fit and the quorum for such teleconference meetings shall be the same as the quorum required for a Directors’ meeting provided in these regulations. A resolution passed by such a teleconference shall, notwithstanding that the Directors are not present together at one (1) place at the time of the meeting, be deemed to have been passed at the meeting of the Directors held on the day and at the time at which the conference was held, and all Directors participating at that meeting shall be deemed for all purposes of these regulations to be present at that meeting. The minutes of such a meeting signed by the Chairman of the meeting shall be conclusive evidence of any resolution of any meeting so conducted. Such a meeting shall be deemed to be held at the place where the largest group of Directors present for purposes of the meeting is assembled or, if there is no such group, where the Chairman of the meeting is present.

Meetings via electronic means

138. The Directors participating in any such meeting shall be counted in the quorum for such meeting and, subject to there being a requisite quorum under this Constitution, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held.

Directors participating in electronic meetings counted towards quorum

139. In the case of a meeting which is not held in person, the fact that a Director is taking part in the meeting must be made known to all the other Directors taking part, and no Director may disconnect or cease to take part in the meeting unless he makes known to all other Directors taking part that he is ceasing to take part in the meeting.

Participation of Director must be made known

140. The Directors shall cause proper minutes to be made in books to be provided for the purpose of recording all the proceedings of all meetings of Directors and committees of Directors and of the attendances thereat and of the proceedings of all meetings of the Company and all business transacted, resolutions passed, appointments of officers made by the Directors and orders made at such meetings and any such minutes of any meeting, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting of the Company or Directors or committee as the case may be, shall be sufficient evidence without any further proof of the facts therein stated.

Minutes

141. The Directors shall duly comply with the provisions of the Act and in particular the provisions with regard to the registration of charges created by or affecting property of the Company, a Register of Members, a Register of mortgages and charges and a Register of Directors’ and Chief Executive Officer’s Share and Debenture Holdings, and the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.

Keeping of Registers, etc

142. Any register, index, minute book, accounting record, minute or other document required by this Constitution or by the Act to be kept by or on behalf of the Company may be kept either in hard copy form or in electronic form, subject to compliance with the provisions of the Act. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

Form of Registers, etc.

SECRETARY

143. The Secretary or joint Secretaries shall, and a Deputy or Assistant Secretaries may, be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit; and any Secretary, joint Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary shall not conflict with the provisions of the Act.

Appointment and removal of Secretary

144. A provision of the Act or this Constitution requiring or authorising a thing to be done by or in relation to a Director and the Secretary shall not be satisfied by its being done by or in relation to the same person acting as Director and as or in place of the Secretary.

Only Director and Secretary can act

145. A provision of the Act or this Constitution requiring or authorising a thing to be done by or in relation to the Secretary shall be satisfied by its being done by or in relation to one or more of the joint Secretaries if any for the time being appointed by the Directors.

Joint Secretaries

THE SEAL

146. The Directors shall provide for the safe custody of the Seal (if any) which shall only be used with the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and every instrument to which the Seal shall be affixed shall be (subject to the provisions of this Constitution as to certificates for shares) signed by one (1) Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose. Any facsimile signature may be reproduced by mechanical, electronic or such other method as may from time to time be approved by the Directors.

Use of Seal

147. The Company may exercise all the powers conferred by Section 41 of the Act to have an official seal for use abroad and such powers shall be vested in the Directors and such official seal shall be affixed by the authority and in the presence of and the instruments sealed therewith shall be signed by such persons as the Directors shall from time to time by writing under the seal appoint.

Official Seal overseas

148. The Company may have a duplicate common seal as referred to in Section 124 of the Act which shall be a facsimile of the common seal of the Company with the addition on its face of the words ‘Share Seal’.

Share Seal

AUTHENTICATION OF DOCUMENTS

149. Any Director or the Secretary or any person appointed by the Directors for the purpose, shall have power to authenticate any documents affecting the Constitution of the Company; any resolutions passed by the Company, the Directors or any committee; and any books, records, documents, accounts and financial statements relating to the business of the Company. Such persons shall have the authority to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents, accounts or financial statements are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. Any authentication or certification made pursuant to this regulation may be made by any electronic means approved by the Directors from time to time incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.

Power to authenticate documents

150. A document purporting to be a copy of a resolution or an extract from the minutes of a meeting, of the Company or of the Directors or any committee, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting. Any authentication or certification made pursuant to regulation 149 above and/or this regulation may be made by any electronic means approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Certified copies of resolution of Directors

DIVIDENDS AND RESERVES

151. Subject to any rights or restrictions attached to any shares or class of shares and except as otherwise permitted by the Act, (a) all dividends shall be declared and paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and (b) all dividends shall be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. For the purposes of this regulation, no amount paid or credited as paid on a share in advance of a call shall be treated as paid on the share.

Apportionment of dividends

152. The Directors may, from time to time, set aside out of the profits of the Company and carry to reserve, such sum or sums as they think proper which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may properly be applied and pending such application, may either be employed in the business of the Company or be invested. The Directors may divide the reserve fund into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions (if any) of the Statutes.

Power to set aside profits as reserve

153. The Directors may, upon the recommendation of the Directors and with the sanction of an Ordinary Resolution at a general meeting, from time to time declare dividends, but no such dividend shall (except as by the Statutes expressly authorised) be payable otherwise than out of the profits of the Company. No higher dividend shall be paid than is recommended by the Directors and a declaration by the Directors as to the amount of the profits at any time available for dividends shall be conclusive. The Directors may, if they think fit, and if in their opinion the profits of the Company justifies such payment, without any such sanction as aforesaid, from time to time declare and pay fixed dividends (either in cash or in specie) on any class of shares carrying a fixed dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and may also from time to time pay to the holders of any class of shares interim dividends of such amounts and on such dates and in respect of such periods as they may think fit.

Declaration and payment of dividends Interim dividends

154. The Company may upon the recommendation of the Directors by Ordinary Resolution, direct payment of a dividend in whole or in part in specie by the distribution of specific assets (and in particular of paid-up shares or debentures or debenture stock of any other company or any combination of any specific assets) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular, may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any Members in terms of the value so fixed, in order to adjust the rights of all parties. The Directors may vest any such specific assets in trustees as may seem expedient to the Directors and no valuation, adjustment or arrangement so made shall be questioned by any Member.

Payment of dividends in specie

155. (1)     Whenever the Directors or the Company in general meeting have resolved or proposed that a dividend (including an interim, final, special or other dividend) be paid or declared on shares of a particular class in the capital of the Company, the Directors may further resolve that Members entitled to such dividend be entitled to elect to receive an allotment of shares of that class credited as fully paid in lieu of cash in respect of the whole or such part of the dividend as the Directors may think fit. In such case, the following provisions shall apply:

Scrip Dividends

(a) the basis of any such allotment shall be determined by the Directors;

(b)   the Directors shall determine the manner in which Members shall be entitled to elect to receive an allotment of shares of the relevant class credited as fully paid in lieu of cash in respect of the whole or such part of any dividend in respect of which the Directors shall have passed such a resolution as aforesaid. The Directors may make such arrangements as to the giving of notice to Members, providing for forms of election for completion by Members (whether in respect of a particular dividend(s) or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Directors consider necessary or expedient in connection with the provisions of this regulation;

(c)   the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded, provided that the Directors may determine, either generally or in specific cases, that such right shall be exercisable in respect of the whole or any part of that portion; and

(d)   the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on the shares of the relevant class in respect of which the share election has been duly exercised (the “elected shares”) and in lieu of cash and in satisfaction thereof shares of the relevant class shall be allotted and credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose, and notwithstanding the provisions of regulation 164, the Directors shall (i) capitalise and apply out of the amount standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution as the Directors may determine, such sums as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and among the holders of the elected shares on such basis, or (ii) apply the sum which would otherwise have been payable in cash to the holders of the elected shares towards payment of the appropriate number of shares of the relevant class for allotment and distribution to and among the holders of the elected shares on such basis.

(2)      (a)   The shares of the relevant class allotted pursuant to the provisions of paragraph (1) of this regulation shall rank pari passu in all respects with the shares of that class then in issue save only as regards participation in the dividend which is the subject of the election referred to above (including the right to make the election referred to above) or any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneous with the payment or declaration of the dividend which is the subject of the election referred to above, unless the Directors shall otherwise specify.

Ranking of shares and other actions

(b)   The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this regulation, with full power to make such provisions as they may think fit in the case of shares of the relevant class becoming distributable in fractions (including, notwithstanding any provision to the contrary in this Constitution, provisions whereby, in whole or in part, fractional entitlements are disregarded or rounded up or down, or whereby the benefit of fractional entitlements accrues to the Company rather than the Members) and to authorise any person to enter on behalf of the Members interested into agreement(s) with the Company providing for any such appropriation, capitalisation, application, payment and distribution of funds and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(3)     The Directors may, on any occasion when they resolve as provided in paragraph (1) of this regulation, determine that the rights of election under that paragraph shall not be made available to the persons who are registered as holders of shares in the Register of Members, or in respect of shares the transfer of which is registered, after such date as the Directors may fix subject to such exceptions as the Directors think fit and, in such event, the provisions of this regulation shall be read and construed subject to such determination.

Record date

(4)     The Directors may, on any occasion when they resolve as provided in paragraph (1) of this regulation, further determine that:-

(a)   no allotment of shares or rights of election for shares under that paragraph shall be made available or made to Members whose registered addresses entered in the Register of Members are outside Singapore or to such other Members or class of Members as the Directors may in their sole discretion decide and, in such event, the only entitlements of the Members aforesaid shall be to receive in cash the relevant dividend resolved or proposed to be paid or declared; and

(b)   no allotment of shares or rights of election for shares under paragraph (1) of this regulation shall be made available or made to a person, or any persons, if such allotment or rights of election would in the opinion of the Directors cause such person, or such persons, to hold or control voting shares in excess of any shareholding or other limits which may from time to time be prescribed in any Statute, without the approval of the applicable regulatory or other authority as may be necessary.

Cash in lieu of shares

(5)     Notwithstanding the foregoing provisions of this regulation, if at any time after the Directors’ resolution to apply the provisions of paragraph (1) of this regulation in relation to any dividend but prior to the allotment of shares pursuant thereto, the Directors shall consider that, by reason of any event or circumstance (whether arising before or after such resolution) or by reason of any matter whatsoever, it is no longer expedient or appropriate to implement that proposal, the Directors may at their absolute discretion and as they deem fit in the interests of the Company, cancel the proposed application of paragraph (1) of this regulation.

Cancellation

156.  No shareholder shall be entitled to receive any dividend or to be present or vote at any meeting or upon a poll, or to exercise any privilege as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

No right to dividends where calls outstanding

157.  The Directors may deduct from any dividend or other moneys payable to a Member in respect of any share held by such Member, either alone or jointly with any other Member, any or all sums of money as may be due and payable by him, either alone or jointly with any other person in respect of any debts, liabilities or engagements to the Company on account of calls or otherwise towards satisfaction (in whole or in part) of such debts, liabilities or engagements, or any other account which the Company is required by law to deduct.

Deduction from debts due to Company

158. A transfer of a share shall not pass the right to any dividend declared in respect thereof before the transfer has been registered.	Effect of transfer of shares

159.  (1)     The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Retention of dividends on shares subject to lien

(2)     The Directors may retain the dividends payable on shares in respect of which any person is under this Constitution, as to the transmission of shares, entitled to become a Member, or which any person under this Constitution is entitled to transfer, until such person shall become a Member in respect of such shares or shall duly transfer the same.

Retention of dividends on shares pending transmission

160.  The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the Member (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

Waiver of dividends

161.  (1)     Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto (or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such Member or person at such address as such persons may in writing direct or by such means (including, by electronic means) as the Directors may decide at their absolute discretion. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby and the Company shall not be responsible for the loss of any cheque or warrant sent through the post, which shall be sent by post duly addressed to the Member for whom it is intended.

Dividend paid by cheque or warrant

(2)     Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as holders of such shares in the Register of Members at the close of business on a particular date and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

Resolution declaring dividends

162.  The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend or any such moneys unclaimed after a period of six (6) years from the date they are first payable may be forfeited and if so forfeited, shall revert to the Company. However, the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividends or moneys so forfeited to the person entitled thereto prior to the forfeiture. For the avoidance of doubt no Member shall be entitled to any interest, share of revenue or other benefit arising from any unclaimed dividends or moneys, howsoever and whatsoever.

Unclaimed dividends or other moneys

163. No dividend or other monies payable on or in respect of a share shall bear interest as against the Company.	No interest on dividends

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

164. The Company may, upon the recommendation of the Directors, with the sanction of an Ordinary Resolution (including any Ordinary Resolution passed pursuant to regulation 67(2):	Power to capitalise profits

(a) issue bonus shares for which no consideration is payable to the Company to the persons registered as holders of shares in the Register of Members at the close of business on:

(i) the date of the Ordinary Resolution (or such other date as may be specified therein or determined as therein provided); or

(ii) (in the case of an Ordinary Resolution passed pursuant to regulation 67(2)) such other date as may be determined by the Directors,

in proportion to their then holdings of shares; and/or

(b)   capitalise any part of the amount for the time being standing to the credit of the Company’s reserve accounts or other undistributable reserve or any sum standing to the credit of the profit and loss account by appropriating such sum to the persons registered as holders of shares in the Register of Members at the close of business on

(i) the date of the Ordinary Resolution (or such other date as may be specified therein or determined as therein provided); or

(ii) (in the case of an Ordinary Resolution passed pursuant to regulation 67(2)) such other date as may be determined by the Directors,

in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full new shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, new shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up and amongst them as bonus shares in the proportion aforesaid.

165.  The Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation under regulation 164, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for any such bonus issue and/or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.

Directors to give effect to bonus issues and/or capitalisation

166.  In addition and without prejudice to the powers provided for by regulations 164 and 165 above, the Directors shall have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue:

(a)     be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by Members in general meeting and on such terms as the Directors shall think fit; or

(b)     be held by or for the benefit of non-executive Directors as part of their remuneration under regulation 101(1) and/or regulation 101(2) approved by Members in general meeting in such manner and on such terms as the Directors shall think fit.

The Directors may do all such acts and things considered necessary or expedient to give effect to any of the foregoing.

Power to issue free shares and/or to capitalise reserves for employee share-based incentive plans

FINANCIAL STATEMENTS

167.  Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or, at such other place as the Directors think fit and shall always be open to inspection by Directors.

Location of books of accounts

168.  The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members and no Member (not being a Director) or other person shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or ordered by a court of competent jurisdiction or authorised by the Directors or by a resolution of the Company in general meeting.

Inspection

169.  In accordance with the provisions of the Act, the Directors shall from time to time in accordance with the Act cause to be prepared and to be laid before the Company in general meeting such financial statements, balance sheets, reports, statements and other documents as may be necessary. The Company must hold its annual general meeting within six months from the end of its financial year (or such other period as may be permitted by the Act, (where applicable) the rules and regulations of the Designated Stock Exchange, and/or any applicable law).

Preparation and presentation of financial statements

170.  A copy of the financial statements and, if required, the balance sheet (including every document required by law to be attached thereto) which is duly audited and which is to be laid before the Company in general meeting accompanied by a copy of the Auditor’s report thereon, shall not less than fourteen (14) days before the date of the meeting be sent to every Member of the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or this Constitution; Provided always that:

(a)   these documents may, where applicable, subject to the rules and regulations of the Designated Stock Exchange, be sent less than fourteen (14) days before the date of the meeting if all persons entitled to receive notices of meetings from the Company so agree;

(b)   this regulation shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of any joint holders of any shares in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise, but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office; and

(c)   such number of each document as is referred to in this regulation or, where applicable, such other number as may be required by the Designated Stock Exchange shall be forwarded to the Designated Stock Exchange at the same time as such documents are sent to the Members.

Copies of financial statements

AUDIT AND AUDITORS

171. Auditors of the Company shall be appointed and their duties regulated in accordance with the provisions of the Act.	Regulation of Auditors

172. Every auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.	Auditor’s rights to documents

173.  Subject to the provisions of the Act, all acts done by any person acting as an auditor of the Company shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

Acts of Auditors valid despite defect in appointment

174.  The auditors of the Company or their agent authorised by them in writing for the purpose shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting to which any Member is entitled and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors of the Company.

Auditor’s right to receive notice and attend meetings

NOTICES

175.  Any notice or document (including a share certificate) may be served on or delivered to any Member either personally or by sending it through the post in a prepaid cover addressed to such Member at his registered address appearing in the Register of Members, or (if he has no registered address within Singapore) to the address, if any, within Singapore supplied by him to the Company as his address for the service of notices, or by delivering it to such address as aforesaid. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the time when the cover containing the same is posted, and in proving such service or delivery, it shall be sufficient to prove that such cover was properly addressed, stamped and posted. When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall not, unless otherwise provided for or required by these regulations or by the Act, be counted in such number of days or period.

Service of notice

176.  (1)     Without prejudice to the provisions of regulation 175 but subject otherwise to the Act and any regulations made thereunder (and, where applicable, the rules and regulations of the Designated Stock Exchange) relating to electronic communications, any notice or document (including, without limitation, any accounts, balance sheets, financial statements, circulars or reports) which is required or permitted to be given, sent or served under the Act or under this Constitution by the Company, or by the Directors, to a Member or officer or Auditor of the Company may be given, sent or served using electronic communications (including by electronic mail or short message service):

(a)   to the current address of that person;

(b)   by making it available on a website prescribed by the Company from time to time; or

(c)   in such manner as such Member expressly consents to by giving notice in writing to the Company,

in accordance with the provisions of this Constitution, the Statutes, (where applicable) the rules and regulations of the Designated Stock Exchange and/or any other applicable regulations or procedures.

Service by electronic communications

(2)     For the purposes of regulation 176(1), a Member shall be implied to have agreed to receive such notice or document by way of such electronic communications and shall not have a right to elect to receive a physical copy of such notice or document.

Implied consent

(3)     Notwithstanding regulation 176(2) above, the Directors may, at their discretion, at any time give a Member an opportunity to elect within a specified period of time whether to receive such notice or document by way of electronic communications or as a physical copy, and such Member shall be deemed to have consented to receive such notice or document by way of electronic communications if he was given such an opportunity and he failed to make an election within the specified time, and he shall not in such an event have a right to receive a physical copy of such notice or document.

Deemed consent

(4)     Notwithstanding regulations 175(2) and 175(3) above, the Company shall send to the Members physical copies of such notices or documents as may be specified by law or, where applicable, the rules and regulations of the Designated Stock Exchange, and shall inform the Members as soon as practicable of how to request a physical copy of such notice or document and provide a physical copy of such notice or document upon such a request.

Physical copies

(5)     Where a notice or document is given, sent or served by electronic communications:

(a)   to the current address of a person pursuant to regulation 176(1)(a), it shall be deemed to have been duly given, sent or served at the time of transmission of the electronic communication by the email server or facility operated by the Company, its service provider or agent, to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the electronic communication was delayed or not successfully sent), unless otherwise provided under the Act and/or, where applicable, the rules and regulations of the Designated Stock Exchange; and

(b)   by making it available on a website pursuant to regulation 176(1)(b), it shall be deemed to have been duly given, sent or served on the date on which the notice or document is first made available on the website, unless otherwise provided under the Act and/or, where applicable, the rules and regulations of the Designated Stock Exchange.

When notice given by electronic communications deemed served

(6)     Where a notice or document is given, sent or served to a Member by making it available on a website pursuant to regulation 176(1)(b), the Company shall give separate notice to the Member of the publication of the notice or document on that website and the manner in which the notice or document may be accessed by any one or more of the following means:

(a)   by sending such separate notice to the Member personally or through the post pursuant to regulation 175;

(b)   by sending such separate notice to the Member using electronic communications to his current address pursuant to regulation 176(1)(a);

(c)   by way of advertisement in the daily press; and/or

Notice to be given of service on website

(d) where applicable, by way of announcement on the Designated Stock Exchange.

177.  All notices, communications and/or documents (including a share certificate) with respect to any share to which persons are jointly entitled, shall be given to whichever of such persons is named first in the Register of Members, and notice so given shall be sufficient notice to all the holders of such shares. For such purpose a joint holder having no registered address in Singapore and not having supplied an address within Singapore for the service of notices shall be disregarded.

Service of notices to joint holders

178.  Any Member described in the Register of Members by an address not within Singapore who shall from time to time give notice in writing to the Company of an address within Singapore at which notices, communications and/or documents may be served upon him shall be entitled to have served upon him at such address any notice, communications and/or documents to which he would be entitled under this Constitution but, save as aforesaid, no Member other than a Member with a registered address within Singapore shall be entitled to receive any notice, communications and/or documents from the Company.

Service on overseas Members

179.  A person entitled to a share in consequence of the death or bankruptcy of a Member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also to the Company an address within Singapore for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the Member but for his death or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any Member or given, sent or served to any Member using electronic communications in pursuance of this Constitution shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company shall have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member in the Register of Members as sole or first-named joint holder.

Service of notice after death or bankruptcy

180.  Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

Signature on notice

181.  Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company may be sent or served by leaving the same or sending it through registered mail in a prepaid letter, addressed to the Company or to such officer at the Office.

Service on Company

WINDING-UP

182.  If the Company shall be wound up, subject to due provision being made for satisfying the claims of any holders of shares having attached thereto any special rights in regard to the repayment of capital, the surplus assets shall be applied in repayment of the capital paid up or credited as paid up on the shares at the commencement of the winding up.

Distribution of surplus assets

183.  If the Company shall be wound up (whether the liquidation is voluntary under supervision or by the Court), the liquidator may, with the sanction of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company, whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members, but if any division is resolved otherwise than in accordance with such rights, the Members shall have the same right of dissent and consequential rights as if such resolution were a Special Resolution passed pursuant to Section 178 of the Insolvency, Restructuring and Dissolution Act 2018. A Special Resolution sanctioning a transfer or sale to another company duly passed pursuant to the said Section may in like manner authorise the distribution of any shares or other consideration receivable by the liquidator amongst the Members otherwise than in accordance with their existing rights; and any such determination shall be binding upon all the Members subject to the right of dissent and consequential rights conferred by the said Section.

Distribution of assets in specie

184.  The liquidator may, as he thinks fit, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

Trust of assets

185.  In the event of a winding up of the Company, every Member who is not for the time being in Singapore shall be bound, within fourteen (14) days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some person in Singapore upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such Member for all purposes, and where the liquidator makes any such appointment he shall with all convenient speed, give notice thereof to such Member by advertisement in any English newspaper widely circulated in Singapore or by a registered letter sent through the post and addressed to such Member at his address as appearing in the Register of Members, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

Service of notice

INDEMNITY

186.  Subject to the provisions of and so far as may be permitted by the Statutes, every Director or other officer for the time being of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him in the execution and discharge of his duties or in relation thereto. Without prejudice to the generality of the foregoing, no Director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.

Indemnity

SECRECY

187.  No Member shall be entitled to require discovery of or any information relating to any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law or, where applicable, required by the rules and regulations of the Designated Stock Exchange.

Secrecy

PERSONAL DATA

188.  (1)     A Member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

Personal data

(a) implementation and administration of any corporate action by the Company (or its agents or service providers);

(b) internal analysis and/or market research by the Company (or its agents or service providers);

(c) investor relations communications by the Company (or its agents or service providers);

(d) administration by the Company (or its agents or service providers) of that Member’s holding of shares in the Company;

(e)   implementation and administration of any service provided by the Company (or its agents or service providers) to its Members to receive notices of meetings, annual reports and other Member communications and/or for proxy appointment, whether by electronic means or otherwise;

(f)   processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any general meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any general meeting (including any adjournment thereof);

(g) implementation and administration of, and compliance with, any provision of this Constitution;

(h)   compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines;

(i)  any other purposes specified in the Company’s prevailing privacy or data protection policies; and

(j) purposes which are reasonably related to any of the above purposes.

(2)     Any Member who appoints a proxy and/or representative for any general meeting including any adjournment thereof is deemed to have warranted that where such Member discloses the personal data of such proxy and/or representative to the Company (or its agents and service providers), that Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in regulation 188(1) and for any purposes reasonably related to regulation 188(1), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of or in connection with such Member’s breach of warranty.

Personal data of proxies and/or representatives

Names, Addresses, and Description of Subscriber(s)	Signatory
Vu Kim Bich 206 Depot Road #04-52 The Interlace Singapore 109697 Businessman	/s/ Vu Kim Bich

Dated this 19th day of January 2015.